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                                                                 EXHIBIT 23.02


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement and Prospectus of Northern States Power Company (Minnesota) on Form S-3 of our report dated February 8, 1995 on the consolidated financial statements of the Company for the year ended December 31, 1994, appearing in the Annual Report on Form 10-K of Northern States Power Company for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

MINNEAPOLIS, MINNESOTA
AUGUST 13, 1997